UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 4, 2026

EWSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-56690	Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

109 West Second Street, Kaukauna, Wisconsin		54130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (920) 766-4646

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of EWSB Bancorp, Inc. (the “Company”) was held on June 4, 2026.  The final results of the vote on each matter submitted to a vote of stockholders is as follows:

1.	The following individuals were elected as directors of the Company, each for a three-year term or until his successor is duly elected and qualified, by the following vote:

	For	Withheld	Broker Non-Votes

Kay M. Dorow	366,187	20,117	157,254

Steven Haen	366,212	20,092	157,254

2.	The approval of the ratification of the appointment of Plante Moran, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

For	Against	Abstain	Broker Non-votes

543,558	—	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EWSB BANCORP, INC.

DATE: June 5, 2026	By:	/s/ Charles D. Schmalz
Charles D. Schmalz
President and Chief Executive Officer